UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 11, 2009
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02; 8.01 Unregistered Sales of Equity Securities; Other Events.
On June 8, 2009, Doral Financial Corporation (“Doral” or the “Company”) announced the results of its offers to exchange a number of properly tendered and accepted shares of its 7.00% Noncumulative Monthly Income Preferred Stock, Series A (“Series A Preferred Stock”), 8.35% Noncumulative Monthly Income Preferred Stock, Series B (“Series B Preferred Stock”), 7.25% Noncumulative Monthly Income Preferred Stock, Series C (“Series C Preferred Stock”) and 4.75% Perpetual Cumulative Convertible Preferred Stock (“Convertible Preferred Stock”, and together with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the “preferred stock”) for newly issued shares of our common stock, par value $0.01 per share (the “common stock”), plus a cash payment (the “cash premium”) on the terms and subject to the conditions described in the Offer to Exchange, dated May 7, 2009 (as amended from time to time, the “Offer to Exchange”), and in the related Letter of Transmittal, which, as amended or supplemented from time to time, together constituted the exchange offer.
On June 11, 2009, the Company settled the exchange offer. Pursuant to the terms of the Offer to Exchange and the related Letter of Transmittal, the Company completed an offer to exchange a number of the outstanding shares of its preferred stock for shares of the Company’s common stock. The Company issued 2,619,710 shares of common stock and paid $3,737,347.83 in cash in exchange for 298,986 shares of Convertible Preferred Stock, 493,058 shares of common stock and paid $456,448.12 in cash in exchange for 228,173 shares of Series A Preferred Stock, 234,929 shares of common stock and paid $217,400.87 in cash in exchange for 217,339 shares of Series B Preferred Stock and 606,195 shares of common stock and paid $560,916.28 in cash in exchange for 560,798 shares of Series C Preferred Stock. Overall, $105.6 million liquidation amount of the Company’s preferred shares were validly tendered, not withdrawn and exchanged upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal, which represents 18.4% of the aggregate liquidation amount of its preferred shares. An aggregate of 1,305,296 shares of preferred stock were retired upon receipt. As a result of the exchange offer, Doral issued an aggregate of 3,953,892 shares of common stock and paid an aggregate of $4,972,113.10 in cash premium payments. After settlement of the exchange offer, 1,266,827 shares of Series A Preferred Stock, 1,782,661 shares of Series B Preferred Stock, 3,579,202 shares of Series C Preferred Stock, and 1,081,014 shares of Convertible Preferred Stock will remain outstanding.
The issuance of common stock to the holders of preferred stock in exchange for their shares of preferred stock was made by Doral pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act on the basis that the exchange offer constituted an exchange with existing holders of Doral securities and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: June 12, 2009	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel